
                           FACTORY POINT BANCORP, INC.
                                 AND SUBSIDIARY
                           Consolidated Balance Sheets
                       June 30, 2007 and December 31, 2006
                                   (unaudited)
                                     Assets
                                                                                        6/30/2007         12/31/2006
                                                                                      --------------   ---------------
Cash and due from banks                                                               $    7,572,922   $     9,143,850
Other short-term investments                                                                  67,617           194,862
                                                                                      --------------   ---------------
   Cash and cash equivalents                                                               7,640,539         9,338,712
Loans held for sale                                                                           96,476           601,987
Securities available for sale, at fair value                                              80,248,494        89,090,111
Net loans receivable                                                                     231,799,721       225,533,774
Bank premises and equipment, net                                                           5,351,798         5,561,245
Accrued interest receivable                                                                1,896,300         1,912,376
Goodwill                                                                                   2,298,707         2,298,707
Bank owned life insurance                                                                  3,869,643         3,708,996
Other assets                                                                               2,877,838         2,453,205
                                                                                      --------------   ---------------
            Total assets                                                              $  336,079,516   $   340,499,113
                                                                                      ==============   ===============
                Liabilities and Shareholders' Equity

Liabilities:
   Deposits:
      Demand deposits                                                                 $   43,725,516  $    50,631,815
      Savings, N.O.W., and money market                                                  134,037,336      135,391,290
      Time deposits under $100,000                                                        55,621,794       58,458,891
      Time deposits $100,000 and greater                                                  27,210,173       25,484,924
                                                                                      --------------  ---------------
            Total deposits                                                               260,594,819      269,966,920
                                                                                      --------------  ---------------

   Short-term borrowings:
      Securities sold under agreements to repurchase                                      22,193,599       19,872,086
      Borrowings from FHLB Boston                                                         14,750,000       17,500,000
      Borrowings from U.S. Treasury                                                        1,027,653        1,305,078
                                                                                      --------------  ---------------
            Total short-term borrowings                                                   37,971,252       38,677,164
                                                                                      --------------  ---------------
Accrued expenses and other liabilities                                                     2,639,153        2,677,828

Long-term borrowings:
      Borrowings from FHLB Boston                                                          5,347,911          353,286
                                                                                      --------------  ---------------
Total liabilities                                                                        306,553,135      311,675,198
                                                                                      --------------  ---------------

Shareholders' equity:
   Common stock, $1.00 par value; 6,000,000 shares authorized at June 30, 2007 and December 31, 2006, respectively; 4,102,610 shares issued at June 30, 2007
   and December 31, 2006, respectively                                                     4,105,765        4,102,610
   Paid-in capital                                                                        18,793,109       18,734,232
   Retained earnings                                                                       7,221,458        6,698,736
   Accumulated other comprehensive loss                                                     (581,350)        (292,387)
   Treasury stock, at cost (9,199 and 28,698 shares at June 30, 2007 and December
   31, 2006, respectively)                                                                   (12,601)        (419,276)
                                                                                      --------------  ---------------
            Total shareholders' equity                                                    29,526,381       28,823,915
                                                                                      --------------  ---------------
            Total liabilities and shareholders' equity                                $  336,079,516  $   340,499,113
                                                                                      ==============  ===============

See accompanying notes to unaudited consolidated interim financial statements.

                           FACTORY POINT BANCORP, INC.
                                 AND SUBSIDIARY
                       Consolidated Statements of Income
                    Six months ended June 30, 2007 and 2006
                                   (unaudited)

                                                                2007                    2006
                                                          ---------------       -----------------
Interest and dividend income:
   Interest and fees on loans                             $     8,595,744       $       7,723,724
   Securities available for sale                                1,901,274               1,900,481
   Other short-term investments                                    13,717                   3,064
                                                          ---------------       -----------------
         Total interest and dividend income                    10,510,735               9,627,269
                                                          ---------------       -----------------
Interest expense:
   Deposits                                                     3,134,275               2,222,005
   Short-term borrowings                                          861,597                 810,729
   Long-term debt                                                  82,558                   4,544
                                                          ---------------       -----------------
         Total interest expense                                 4,078,430               3,037,278
                                                          ---------------       -----------------
         Net interest income                                    6,432,305               6,589,991
Provision for loan losses                                              --                 390,000
                                                          ---------------       -----------------
         Net interest income after provision after
         loan  losses                                            6,432,30               6,199,991
                                                          ---------------       -----------------
Noninterest income:
   Trust service fees                                             656,338                 596,525
   Service charges on deposit accounts                            670,495                 525,151
   Other service charges                                          241,727                 220,233
   Net gain on sale of loans                                       67,877                  46,665
   Other                                                          138,772                 102,418
                                                          ---------------       -----------------
         Total noninterest income                               1,775,209               1,490,992
                                                          ---------------       -----------------
Noninterest expenses:
   Salaries and wages                                           2,026,924               1,894,384
   Employee benefits                                              742,356                 641,208
   Occupancy expenses                                             364,102                 318,174
   Equipment expenses                                             561,364                 502,806
   Other                                                        1,540,125               1,500,121
                                                          ---------------       -----------------
         Total noninterest expenses                             5,234,871               4,856,693
                                                          ---------------       -----------------
         Income before income taxes                             2,972,643               2,834,290
Income tax expense                                                755,100                 732,500
                                                          ---------------       -----------------
         Net income                                       $     2,217,543       $       2,101,790
                                                          ===============       =================
Basic earnings per share                                  $          0.54       $            0.52
Diluted earnings per share                                $          0.53       $            0.51


                           FACTORY POINT BANCORP, INC.
                                 AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                    Six months ended June 30, 2007, and 2006
                                   (unaudited)


                                                                                             2007              2006
                                                                                        -------------     -------------
Increase in cash and cash equivalents:
   Cash flows from operating activities:
      Net income                                                                        $   2,217,543     $   2,101,790
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation of bank premises and equipment                                          412,353           281,215
         Stock based compensation                                                              80,630            25,340
         Provision for loan losses                                                                  -           390,000
         Net amortization of premiums and on securities                                        69,132           101,203
         Net gain on sale of loans                                                            (71,620)          (50,553)
        Loans originated for sale                                                          (4,670,490)       (3,860,843)
        Proceeds from sale of loans held for sale                                           5,247,621         4,255,381
        Net gain on sale of other real estate owned                                                 -           (59,020)
        Net (increase) decrease in cash surrender value of bank-owned life insurance         (160,647)           14,128
        Net decrease in other assets                                                            8,812           649,275
        Net decrease in accrued expenses and other liabilities                                (22,599)         (462,857)
                                                                                        -------------     -------------
            Net cash provided by operating activities                                       3,110,735         3,385,059
                                                                                        -------------     -------------
Cash flows from investing activities:
   Proceeds from maturity and paydowns of securities available for sale                     8,115,977         5,274,486
   Proceeds from sales of securities available for sale                                       175,100           325,000
   Purchases of securities available for sale                                                (241,000)       (9,625,178)
   Net loans made to customers                                                             (6,265,947)       (7,434,802)
   Capital expenditures                                                                      (202,906)       (1,569,057)
   Proceeds from sale on other real estate owned                                                    -           151,954
                                                                                        -------------     -------------
            Net cash provided by (used in) investing activities                             1,581,224       (12,877,597)
                                                                                        -------------     -------------

Cash flows from financing activities:
   Net decrease in deposits                                                             $  (9,372,101)    $ (17,500,591)
   Net (decrease) increase in short-term borrowings                                          (705,912)       25,620,638
   Repayments of long-term borrowings from FHLB Boston                                         (5,375)           (5,243)
   Proceeds from long-term borrowings from FHLB Boston                                      5,000,000                 -
   Dividends                                                                               (1,388,932)       (1,205,427)
   Purchase of treasury stock                                                                (305,010)         (477,411)
   Issuance of treasury stock related to exercise of stock options                            387,198           242,601
                                                                                        -------------     -------------
            Net cash (used in) provided by financing activities                            (6,390,132)        6,674,567
                                                                                        -------------     -------------
            Net decrease in cash and cash equivalents                                      (1,698,173)       (2,817,971)
Cash and cash equivalents at beginning of period                                            9,338,712        12,635,890
                                                                                        -------------     -------------
Cash and cash equivalents at end of period                                              $   7,640,539         9,817,919
                                                                                        =============     =============
Additional disclosures relative to cash flows:
   Interest paid                                                                        $   3,981,930     $   3,008,213
   Taxes paid                                                                                 875,000         1,035,000
Supplemental schedule of noncash investing and financing activities:
      Adjustment of securities available for sale to fair value, net of tax                  (433,455)       (1,224,182)
See accompanying notes to unaudited consolidated interim financial statements.

                          FACTORY POINT BANCORP, INC.
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION

Factory Point Bancorp, Inc. is a publicly-held, one-bank holding company whose wholly-owned subsidiary, The Factory Point National Bank of Manchester Center ("Factory Point National Bank"), maintains its corporate offices in Manchester Center, Vermont. Factory Point Bancorp, Inc. is incorporated in the state of Delaware. Its subsidiary, Factory Point National Bank, is regulated by the Office of the Comptroller of the Currency. Factory Point National Bank operates seven full-service community banking offices in Arlington, Dorset, Ludlow, Manchester, and Rutland, Vermont. Factory Point Bancorp, Inc.'s primary product lines include residential real estate lending (for portfolio and sale in the secondary market), small business loan and deposit services as well as a variety of consumer loan and deposit services. Factory Point National Bank is chartered with trust powers and offers trust and investment services in the markets it serves.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited consolidated interim financial statements of Factory Point Bancorp, Inc. and subsidiary (the "Company") conform to accounting principles generally accepted in the United States of America and general practices within the banking industry. The Company utilizes the accrual method of accounting for financial reporting purposes. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

The preparation of the unaudited consolidated interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

The unaudited consolidated interim financial statements include the accounts of Factory Point Bancorp, Inc. and Factory Point National Bank, its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. All adjustments are of a normal recurring nature. Prior period amounts are reclassified whenever necessary to conform to the current period presentation.

NOTE 3 - EARNINGS PER SHARE

Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as the Company's stock options) were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.


                                                               Quarter Ended
                                                        --------------------------
                                                        30-June-07      30-June-06
                                                        ----------      ----------
Net income                                              $2,217,544      2,101,790
                                                        ==========      ==========
Weighted average common shares outstanding               4,089,004      4,075,075
Dilutive effect of potential common shares related to
  stock based compensation plans                            59,420         78,564
                                                        ----------      ----------
Weighted average common shares including potential
  dilution                                               4,148,429      4,153,639
                                                        ==========      ==========
Basic earnings per share                                $     0.54           0.52
Diluted earnings per share                                    0.53           0.51

There were 8,045 and 183 anti-dilutive stock options outstanding at June 30, 2007 and 2006, respectively.

NOTE 4 - ACCUMULATED OTHER COMPREHENSIVE LOSS (IN THOUSANDS)

Comprehensive (loss) income represents the sum of net income and items of "other comprehensive (loss) income" which are reported directly in shareholders' equity, such as the net unrealized gain or loss on securities available for sale.

The Company's accumulated other comprehensive gain (loss), which is included in shareholders' equity, represents the after-tax net unrealized (loss) gain on securities available for sale at the consolidated balance sheet date. The Company's other comprehensive (loss) income, which is attributable to unrealized gains and losses on securities available for sale during the respective periods, consisted of the following amounts for the six months ended June 30, 2007 and 2006:


                                                         2007         2006
                                                     ----------    ----------
Net unrealized holding losses arising during
  the period, net of taxes of ($192,642) in
  2007 and ($544,081) in 2006                        $(288,963)    $(816,121)
                                                     ==========    ==========

Total comprehensive income for the six-months ended June 30, 2007 and 2006 was $1,928,581 and $1,285,669 respectively.

NOTE 5 - GUARANTEES

Factory Point National Bank does not issue any guarantees that would require liability-recognition or disclosure, other than its standby letters of credit. Standby and other letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public or private borrowing arrangements, including bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Typically, these instruments have terms of twelve months or less. Some expire unused, and therefore, the total amounts do not necessarily represent future cash requirements.

For letters of credit, the amount of the collateral obtained, if any, is based on management's credit evaluation of the counter-party. Factory Point National Bank had approximately $1,049,000 of standby letters of credit on June 30, 2007 and $557,000 on December 31, 2006, most of which will expire within one year. All the letters of credit were for private borrowing arrangements. The fair value of standby letters of credit at June 30, 2007 and December 31, 2006 was not significant.

NOTE 6 - ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

On January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (FIN 48). The adoption of FIN 48 did not result in an increase or decrease to the Company's income tax liability. The Company's accounting policy calls for any interest expense and/or penalties related to any underpayment of income taxes to be recorded as a component of the provision for income taxes. There was no accrual for interest expense or penalties at December 31, 2006 or at June 30, 2007.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

FASB Statement No. 157, "Fair Value Measurements" (FAS No. 157) issued in September 2006, defines fair value, establishes a framework for measuring fair value in United States generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (FAS No. 159) issued in February 2007, permits entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method. The election is irrevocable (unless a new election date occurs) and is applied only to entire instruments and not to portions of instruments. FAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

NOTE 8 - DEFINITIVE MERGER AGREEMENT

On May 15, 2007, the Company entered into a definitive merger agreement in which the Company will be acquired by Berkshire Hills Bancorp, Inc. (Berkshire Hills) in exchange for cash and common stock of Berkshire Hills. Berkshire Hills is a corporation based in Pittsfield, Massachusetts and is the holding company for Berkshire Bank in Pittsfield, Massachusetts. At the effective time of the merger, the separate corporate existence of the Company shall cease, and Factory Point National Bank will be merged into Berkshire Bank. The transaction is subject to the approval of the shareholders of both companies, as well as state and federal regulatory agencies.